                                                                    EXHIBIT 20.2

(WFS FINANCIAL INC LOGO)

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 2003
                    for Distribution Date of August 20, 2003

COLLECTIONS
                                                                                                                     DOLLARS
Payments received                                                                                                   50,258,171.05
       Plus / (Less) :
                Net Servicer Advances                                                                                  141,687.43
                                                                                                                -----------------
Total Funds Available for Distribution                                                                              50,399,858.48
                                                                                                                =================
DISTRIBUTIONS
       Servicing Fee                                                                          1,516,127.00
       Trustee and Other Fees                                                                         0.00
                                                                                            --------------
Total Fee Distribution                                                                                               1,516,127.00
       Note Interest Distribution Amount - Class A-1                  297,862.43
       Note Interest Distribution Amount - Class A-2                  320,100.00
       Note Interest Distribution Amount - Class A-3                  579,333.33
       Note Interest Distribution Amount - Class A-4                  600,491.67
                                                                   -------------
                                                                    1,797,787.43
       Note Principal Distribution Amount - Class A-1              46,652,006.55
       Note Principal Distribution Amount - Class A-2                       0.00
       Note Principal Distribution Amount - Class A-3                       0.00
       Note Principal Distribution Amount - Class A-4                       0.00
                                                                   -------------
                                                                   46,652,006.55
Total Class A Interest and Principal Distribution                                                                   48,449,793.98
       Note Interest Distribution Amount - Class B-1                  131,750.00
       Note Principal Distribution Amount - Class B-1                       0.00
                                                                   -------------
Total Class B Interest and Principal Distribution                                                                     131,750.00
       Note Interest Distribution Amount - Class C-1                  171,562.50
       Note Principal Distribution Amount - Class C-1                       0.00
                                                                   -------------
Total Class C Interest and Principal Distribution                                                                      171,562.50
       Note Interest Distribution Amount - Class D-1                  130,625.00
       Note Principal Distribution Amount - Class D-1                       0.00
                                                                   -------------
Total Class D Interest and Principal Distribution                                                                      130,625.00
                                                                                                                -----------------
Total Distributions                                                                                                 50,399,858.48
                                                                                                                =================

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 2003
                    for Distribution Date of August 20, 2003

PORTFOLIO DATA:
                                                        # of loans
      Beginning Aggregate Principal Balance                               91,416                                 1,455,482,228.33
          Less: Principal Payments                                             0            (20,279,163.99)
                Full Prepayments                                         (1,461)            (18,765,245.26)
                Partial Prepayments                                            0                      0.00
                Liquidations                                               (101)             (1,545,144.73)
                                                                                            --------------
                                                                                                                   (40,589,553.98)
                                                                                                                ----------------
      Ending Aggregate Principal Balance                                  89,854                                 1,414,892,674.35
                                                                                                                ================
Ending Outstanding Principal Balance of Notes                                                                   1,394,526,502.64
Overcollateralization Amount                                                                                        20,366,171.71
Overcollateralization Level                                                                                                  1.44%
OTHER RELATED INFORMATION:
Spread Account:
       Beginning Balance                                                                      7,500,000.00
             Deposits                                                                                 0.00
             Reductions                                                                               0.00
                                                                                            --------------
       Ending Balance                                                                                                7,500,000.00

       Beginning Initial Deposit                                                              7,500,000.00
             Repayments                                                                               0.00
                                                                                            --------------
       Ending Initial Deposit                                                                                        7,500,000.00


Modified Accounts:
       Principal Balance                                                                              0.00%                  0.00
       Scheduled Balance                                                                              0.00%                  0.00

Servicer Advances:
       Beginning Unreimbursed Advances                                                          792,868.06
       Net Advances                                                                             141,687.43
                                                                                            --------------
                                                                                                                       934,555.49

Net Charge-Off Data:
       Charge-Offs                                                                              434,657.19
       Recoveries                                                                               (64,988.83)
                                                                                            --------------
       Net Charge-Offs                                                                                                 369,668.36

Delinquencies ( P&I):                                   # of loans
       30-59 Days                                                            768              8,886,293.92
       60-89 Days                                                            159              1,822,663.08
       90-119 Days                                                             3                 39,318.35
       120 days and over                                                       0                      0.00

Repossessions                                                                 23                220,842.48
Contracts Repurchased (pursuant to Sect. 3.02,
4.07, or 9.01 of the Sale and Servicing Agreement)                             0                                             0.00

Cumulative Charge-Off Percentage                                                                                             0.02%

WAC                                                                                                                       11.5301%
WAM                                                                                                                        61.515

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 2003
                    for Distribution Date of August 20, 2003

                                        BEGINNING           NOTE MONTHLY                           TOTAL
                  ORIGINAL             OUTSTANDING            PRINCIPAL           PRIOR          PRINCIPAL
                 PRINCIPAL              PRINCIPAL           DISTRIBUTABLE       PRINCIPAL      DISTRIBUTABLE
CLASSES           BALANCE                BALANCE               AMOUNT           CARRYOVER          AMOUNT
-------      ----------------       ----------------        -------------       ---------       -------------
A-1            335,000,000.00         283,678,509.19        46,652,006.55          0.00         46,652,006.55
A-2            291,000,000.00         291,000,000.00                 0.00          0.00                  0.00
A-3            395,000,000.00         395,000,000.00                 0.00          0.00                  0.00
A-4            299,000,000.00         299,000,000.00                 0.00          0.00                  0.00
B-1             63,750,000.00          63,750,000.00                 0.00          0.00                  0.00
C-1             67,500,000.00          67,500,000.00                 0.00          0.00                  0.00
D-1             41,250,000.00          41,250,000.00                 0.00          0.00                  0.00
             ----------------       ----------------        -------------          ----         -------------
 TOTAL       1,492,500,000.00       1,441,178,509.19        46,652,006.55          0.00         46,652,006.55

                                                     REMAINING             TOTAL
              PRINCIPAL            CURRENT          OUTSTANDING          PRINCIPAL
             DISTRIBUTION         PRINCIPAL          PRINCIPAL          AND INTEREST
CLASSES         AMOUNT            CARRYOVER           BALANCE           DISTRIBUTION
-------      -------------        ---------      ----------------       -------------
A-1          46,652,006.55           0.00          237,026,502.64       46,949,868.98
A-2                   0.00           0.00          291,000,000.00          320,100.00
A-3                   0.00           0.00          395,000,000.00          579,333.33
A-4                   0.00           0.00          299,000,000.00          600,491.67
B-1                   0.00           0.00           63,750,000.00          131,750.00
C-1                   0.00           0.00           67,500,000.00          171,562.50
D-1                   0.00           0.00           41,250,000.00          130,625.00
             -------------           ----        ----------------       -------------
 TOTAL       46,652,006.55           0.00        1,394,526,502.64       48,883,731.48

                                       NOTE MONTHLY                             TOTAL
                                         INTEREST            PRIOR             INTEREST                INTEREST           CURRENT
 NOTE                INTEREST         DISTRIBUTABLE        INTEREST          DISTRIBUTABLE           DISTRIBUTION         INTEREST
CLASSES               RATE                AMOUNT           CARRYOVER            AMOUNT                  AMOUNT           CARRYOVER
-------             --------            ----------         ---------          ----------              ----------         ---------
 A-1                1.26000%            297,862.43            0.00            297,862.43              297,862.43            0.00
 A-2                1.32000%            320,100.00            0.00            320,100.00              320,100.00            0.00
 A-3                1.76000%            579,333.33            0.00            579,333.33              579,333.33            0.00
 A-4                2.41000%            600,491.67            0.00            600,491.67              600,491.67            0.00
 B-1                2.48000%            131,750.00            0.00            131,750.00              131,750.00            0.00
 C-1                3.05000%            171,562.50            0.00            171,562.50              171,562.50            0.00
 D-1                3.80000%            130,625.00            0.00            130,625.00              130,625.00            0.00



-----               --------          ------------            ----          ------------            ------------            ----
TOTAL                                 2,231,724.93            0.00          2,231,724.93            2,231,724.93            0.00

                          DEFICIENCY                        POLICY
 NOTE                       CLAIM                           CLAIM
CLASSES                     AMOUNT                          AMOUNT
-------             ----------------------                ---------
 A-1                                  0.00                    0.00
 A-2                                  0.00                    0.00
 A-3                                  0.00                    0.00
 A-4                                  0.00                    0.00
 B-1                                  0.00                    0.00
 C-1                                  0.00                    0.00
 D-1                                  0.00                    0.00
                    ----------------------                ---------
                           Note Percentage              100.000000%
                    Certificate Percentage                0.000000%
-----
TOTAL

                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                 for Master Service Report Date of July 31, 2003
                    for Distribution Date of August 20, 2003

Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of July 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.



                                            ------------------------------------
                                            Susan Tyner
                                            Vice President
                                            Assistant Controller



                                            ------------------------------------
                                            Lori Bice
                                            Assistant Vice President
                                            Director of Technical Accounting